Attachment to Form 4

Issuer & Ticker Symbol:	BNS Co./BNSXA


Statement For:			October 1, 2003,
					October 2, 2003


	Designated Filer:			GABELLI ASSET MANAGEMENT INC.

	List of Joint Filers:		GABELLI GROUP CAPITAL PARTNERS, INC.
						One Corporate Center
						Rye, New York 10580


						MARIO J. GABELLI
						One Corporate Center
						Rye, New York 10580







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